Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On January 30, 2017 (the “Merger Agreement Date”), Keysight Technologies, Inc., a Delaware corporation (“Keysight”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ixia, a California corporation (“Ixia”), and by a joinder dated February 2, 2017, Keysight Acquisition, Inc., a California corporation and Keysight’s wholly owned subsidiary (“Merger Sub”). The Merger Agreement provides, among other things and subject to the terms and conditions set forth therein, for the merger of Merger Sub with and into Ixia (the “Merger”), with Ixia surviving the Merger as a wholly-owned subsidiary of Keysight. The following unaudited pro forma condensed combined financial information is presented to illustrate the estimated effects of the pending Merger and the financing transactions.

The following unaudited pro forma condensed combined financial information is based upon the historical financial statements of Keysight, after giving effect to the Merger with Ixia. The unaudited pro forma condensed combined financial information also gives effect to the anticipated transactions undertaken to finance the Merger with Ixia. The Merger is expected to close no later than October 30, 2017, and is subject to customary closing conditions including, among others, (i) the approval of the Merger Agreement and the principal terms of the merger by the Ixia shareholders having been obtained, (ii) all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having expired or been terminated, which occurred on February 27, 2017; (iii) no governmental authority having enacted, entered, or enforced any order or law which is in effect and declares unlawful or enjoins or prohibits the consummation of the Merger; (iv) all approvals or consents required under certain foreign antitrust laws having been obtained and (v) certain other customary closing conditions. The closing of the Merger is not subject to any financing condition. Under the terms of the Merger Agreement, Keysight is offering to acquire each share of Ixia common stock outstanding immediately prior to the effective time of the Merger (other than shares held by holders who have properly perfected their dissenters’ rights under Chapter 13 of the General Corporation Law of the State of California (the “dissenting shares”), and shares owned by Keysight or Merger Sub, or by any subsidiary of Keysight, Merger Sub, or Ixia (except to the extent held on behalf of a third party) (the “excluded shares”)) for the consideration of $19.65 per share payable in cash, without interest and less any applicable withholding taxes required by law (the “Merger Consideration”). All of the outstanding Ixia equity awards will be cancelled in exchange for the consideration set forth in the Merger Agreement.

The unaudited pro forma condensed combined financial information and related notes have been prepared utilizing period ends that differ by fewer than 93 days, as permitted by Regulation S-X. The unaudited pro forma condensed combined balance sheet as of January 31, 2017 combines the historical balance sheet of Keysight as of January 31, 2017 and Ixia’s historical balance sheet as of December 31, 2016, giving effect to the Merger and the financing transactions, as if they had all been completed on January 31, 2017.

The unaudited pro forma condensed combined statement of operations for the year ended October 31, 2016 combines Keysight’s audited consolidated statement of operations for the year ended October 31, 2016 with Ixia’s audited consolidated statement of operations for the year ended December 31, 2016. The unaudited pro forma condensed combined statement of operations for the three months ended January 31, 2017 combines Keysight’s unaudited consolidated statement of operations for the three months ended January 31, 2017 with Ixia’s unaudited consolidated statement of operations for the three months ended December 31, 2016. The unaudited pro forma condensed combined statement of operations for the three months ended January 31, 2016 combines Keysight’s unaudited consolidated statement of operations for the three months ended January 31, 2016 with Ixia’s unaudited consolidated statement of operations for the three months ended December 31, 2015. The historical results of Ixia for the fiscal year ended December 31, 2016 and the three months ended December 31, 2016, each include Ixia’s historical results for the three months ended December 31, 2016. The unaudited pro forma condensed combined statements of operations give effect to the Merger and the financing transactions as if they had occurred on November 1, 2015.

For purposes of the unaudited pro forma condensed combined statement of operations for the three months ended January 31, 2017, the historical Ixia amounts were derived by subtracting from the consolidated statement of operations for the fiscal year ended December 31, 2016 the consolidated statement of operations for the nine months ended September 30, 2016. For purposes of the unaudited pro forma condensed combined statement of operations for the three months ended January 31, 2016, the historical Ixia amounts were derived by subtracting from the consolidated statement of operations for the fiscal year ended December 31, 2015 the consolidated statement of operations for the nine months ended September 30, 2015.

Certain amounts in the consolidated historical financial statements of Ixia have been reclassified in the unaudited pro forma condensed combined financial information to conform to Keysight’s financial statement presentation.

The following unaudited pro forma condensed combined financial information and related notes present the historical financial information of Keysight and Ixia, adjusted to give pro forma effect to events that are (1) directly attributable to the Merger, (2) factually supportable and (3) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information should be read in conjunction with the:

•	separate audited consolidated financial statements of Keysight as of and for the year ended October 31, 2016 and the related notes in our Annual Report on Form 10-K for our fiscal year ended October 31, 2016;

•	separate unaudited consolidated financial statements of Keysight as of and for the three months ended January 31, 2017 and the related notes, in our Quarterly Report on Form 10-Q for the period ended January 31, 2017;

•	separate audited consolidated financial statements of Ixia as of and for the fiscal years ended December 31, 2016 and December 31, 2015 and the notes related to each in Ixia’s Annual Report on Form 10-K for its fiscal year ended December 31, 2016, as incorporated by reference in the Current Report on Form 8-K to which this Exhibit 99.1 is attached; and

•	separate unaudited consolidated financial statements of Ixia as of and for the nine months ended September 30, 2016 and the nine months ended September 30, 2015 and the notes related to each in Ixia’s Quarterly Report on Form 10-Q for its period ended September 30, 2016.

The unaudited pro forma condensed combined financial information presented is for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the Merger and financing transactions had been completed on the dates indicated, nor is it indicative of future operating results or financial position. The pro forma adjustments represent Keysight’s management’s best estimates and are based upon currently available information and certain assumptions that Keysight believes are reasonable under the circumstances. The final valuation may materially change the allocation of the purchase consideration, which could materially affect the fair values assigned to the assets and liabilities and could result in a material change to the unaudited pro forma condensed combined financial information. Refer to Note 3 of the Notes to Unaudited Pro Forma Condensed Combined Financial Information for more information on the basis of preparation.

Keysight is not currently required to file on a Current Report on Form 8-K the historical financial statements of Ixia pursuant to Article 3-05 of Regulation S-X under the Securities Act of 1933, as amended (“Regulation S-X”), or furnish pro forma financial information giving effect to the Merger pursuant to Article 11 of Regulation S-X or Rule 8-05 of Regulation S-X. Nonetheless, Keysight is filing the unaudited pro forma condensed combined financial data in this Exhibit 99.1 to aid investor understanding, and such data is expected to be incorporated by reference into one or more registration statements to be filed by Keysight.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JANUARY 31, 2017

	Historical Keysight as of January 31, 2017	Historical Ixia as of December 31, 2016	Reclassification Adjustments [4]	Financing Adjustments		Purchase Accounting Adjustments		Pro Forma Combined
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$896	$72	$—	$1,265	[6b]	$(1,749)	[5]	$881
				444	[6a]	(39)	[8]
				(8)	[6b]
Marketable securities	—	71	(71)	—		—		—
Accounts receivable, net	395	103	—	—		—		498
Inventory	479	29	—	—		83	[7a]	591
Other current assets	162	30	—	(8)	[6b]	—		184

Total current assets	1,932	305	(71)	1,693		(1,705)		2,154
Property, plant and equipment, net	494	37	—	—		15	[7b]	546
Goodwill	721	339	—	—		594	[5]	1,654
Other intangible assets, net	197	66	—	—		667	[7c]	930
Long-term investments	60	—	71	—		—		131
Long-term deferred tax assets	342	—	5	—		(9)	[7d]	338
Other assets	123	11	(5)	—		—		129

Total assets	$3,869	$758	$—	$1,693		$(438)		$5,882

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$172	$10	$—	$—		$(2)	[8]	$180
Accrued expenses and other	—	39	(39)	—		—		—
Employee compensation and benefits	146	—	25	—		(2)	[5]	169
Deferred revenue	191	116	—	—		(66)	[7f]	241
Income and other taxes payable	19	—	1	—		—		20
Current portion of long-term debt	—	5	—	—		(5)	[7i]	—
Other accrued liabilities	68	—	13	(8)	[6b]	(1)	[7e]	70
						(1)	[7i]
						(1)	[8]

Total current liabilities	596	170	—	(8)		(78)		680
Long-term debt	1,093	29	—	1,265	[6b]	29	[7i]	2,358
Retirement and post-retirement benefits	384	—	—	—		—		384
Long-term deferred revenue	74	31	—	—		(18)	[7f]	87
Other long-term liabilities	74	17	—	—		270	[7d]	358
						(3)	[7e]

Total liabilities	2,221	247	—	1,257		142		3,867

Total equity:
Stockholders’ equity:
Preferred stock	—	—	—	—		—		—
Common stock	2	209	—	5	[6a]	(209)	[7g]	7
Treasury stock at cost	(62)	—	—	—		—		(62)
Additional paid-in-capital	1,271	243	—	439	[6a]	(243)	[7g]	1,710
Retained earnings	1,048	60	—	(8)	[6b]	(129)	[7h]	971
Accumulated other comprehensive loss	(611)	(1)	—	—		1	[7g]	(611)

Total stockholders’ equity	1,648	511	—	436		(580)		2,015

Total liabilities and equity	$3,869	$758	$—	$1,693		$(438)		$5,882

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED OCTOBER 31, 2016

	Year Ended
	Historical Keysight - October 31, 2016	Historical Ixia - December 31, 2016	Reclassification Adjustments [4]	Financing Adjustments		Purchase Accounting Adjustments		Pro Forma Combined
	(in millions, except per share data)
Net revenue:
Products	$2,440	$311	$(1)	$—		$—		$2,750
Services and other	478	174	—	—		(60)	[7f]	592

Total net revenue	2,918	485	(1)	—		(60)		3,342
Costs and expenses:
Cost of products	1,042	88	—	—		64	[7c]	1,194
Cost of services and other	252	16						268

Total costs	1,294	104	—	—		64		1,462
Research and development	425	102	—	—		—		527
Selling, general and administrative	818	—	260	—		1	[7c]	1,078
						(1)	[8]
Sales and marketing	—	162	(162)	—		—		—
General and administrative	—	59	(59)	—		—		—
Amortization of intangible assets	—	39	(39)	—		—		—
Acquisition and other related costs	—	1	(1)	—		—		—
Restructuring	—	—	—	—		—		—
Other operating expense (income), net	(25)	—	—	—		—		(25)

Total costs and expenses	2,512	467	(1)	—		64		3,042

Income from operations	406	18	—	—		(124)		300
Interest income	3	—	—	—		—		3
Interest expense	(47)	(1)	—	(52)	[6c]	1	[7i]	(99)
Other income (expense), net	4	—	—	—		—		4

Income before taxes	366	17	—	(52)		(123)		208
Provision (benefit) for income taxes	31	51	—	(20)	[9]	(48)	[9]	14

Net income (loss)	$335	$(34)	$—	$(32)		$(75)		$194

Net income per share:
Basic	$1.97							$1.07
Diluted	$1.95							$1.05

Weighted average shares used in computing net income per share:
Basic	170			12	[10]			182
Diluted	172			12	[10]			184

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED JANUARY 31, 2017

	Three Months Ended
	Historical Keysight - January 31, 2017	Historical Ixia - December 31, 2016	Reclassification Adjustments [4]	Financing Adjustments		Purchase Accounting Adjustments		Pro Forma Combined
	(in millions, except per share data)
Net revenue:
Products	$606	$82	$—	$—		$—		$688
Services and other	120	46	—	—		(4)	[7f]	162

Total net revenue	726	128	—	—		(4)		850
Costs and expenses:
Cost of products	255	23	—	—		16	[7c]	294
Cost of services and other	67	4	—	—		—		71

Total costs	322	27	—	—		16		365
Research and development	108	25	—	—		(1)	[7b]	132
Selling, general and administrative	213	—	69	—		(3)	[8]	279
Sales and marketing	—	44	(44)	—		—		—
General and administrative	—	14	(14)	—		—		—
Amortization of intangible assets	—	10	(10)	—		—		—
Acquisition and other related costs	—	1	(1)	—		—		—
Restructuring	—	—	—	—		—		—
Other operating expense (income), net	(79)	—	—	—		—		(79)

Total costs and expenses	564	121	—	—		12		697

Income from operations	162	7	—	—		(16)		153
Interest income	1	—	—	—		—		1
Interest expense	(12)	—	—	(13)	[6c]	—		(25)
Other income (expense), net	1	—	—	—		—		1

Income before taxes	152	7	—	(13)		(16)		130
Provision (benefit) for income taxes	43	45	—	(5)	[9]	(6)	[9]	77

Net income	$109	$(38)	$—	$(8)		$(10)		$53

Net income per share:
Basic	$0.64							$0.29
Diluted	$0.63							$0.29

Weighted average shares used in computing net income per share:
Basic	171			12	[10]			183
Diluted	173			12	[10]			185

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED JANUARY 31, 2016

	Three Months Ended
	Historical Keysight - January 31, 2016	Historical Ixia - December 31, 2015	Reclassification Adjustments [4]	Financing Adjustments		Purchase Accounting Adjustments		Pro Forma Combined
	(in millions, except per share data)
Net revenue:
Products	$601	$97	$—	$—		$—		$698
Services and other	120	41	—	—		(15)	[7f]	146

Total net revenue	721	138	—	—		(15)		844
Costs and expenses:
Cost of products	260	26	—	—		16	[7c]	302
Cost of services and other	69	4	—	—		—		73

Total costs	329	30	—	—		16		375
Research and development	108	30	—	—		—		138
Selling, general and administrative	200	—	64	—		—		264
Sales and marketing	—	39	(39)	—		—		—
General and administrative	—	15	(15)	—		—		—
Amortization of intangible assets	—	10	(10)	—		—		—
Acquisition and other related costs	—	—	—	—		—		—
Restructuring	—	—	—	—		—		—
Other operating expense (income), net	(14)	—	—	—		—		(14)

Total costs and expenses	623	124	—	—		16		763

Income from operations	98	14	—	—		(31)		81
Interest income	1	—	—	—		—		1
Interest expense	(12)	(2)	—	(13)	[6c]	2	[7i]	(25)
Other income (expense), net	(3)	—	—	—		—		(3)

Income before taxes	84	12	—	(13)		(29)		54
Provision (benefit) for income taxes	20	6	—	(5)	[9]	(11)	[9]	10

Net income	$64	$6	$—	$(8)		$(18)		$44

Net income per share:
Basic	$0.37							$0.24
Diluted	$0.37							$0.24

Weighted average shares used in computing net income per share:
Basic	171			12	[10]			183
Diluted	172			12	[10]			184

See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Description of the Merger with Ixia

On January 30, 2017, Keysight entered into the Merger Agreement with Ixia, and by a joinder dated February 2, 2017, Merger Sub. Subject to the terms and conditions of the Merger Agreement, Ixia will survive the Merger as a wholly owned subsidiary of Keysight, and each share of Ixia common stock outstanding immediately prior to the effective time of the Merger (other than the dissenting shares and the excluded shares) will be converted into the right to receive the Merger Consideration. The Merger will be funded with a combination of cash on balance sheet and cash provided from the financing transactions and issuance of new Keysight equity.

As a result of the Merger, subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each outstanding and unexercised Ixia stock option with an exercise price per share below the Merger Consideration, whether or not vested, will be cancelled and converted into the right to receive a cash payment equal to the merger consideration of $19.65 per share over the exercise price per share of such option, without interest and less any tax withholding required by law, and each Ixia stock option with an exercise price per share that is equal to or greater than $19.65 will be cancelled and will not receive any Merger Consideration. Each outstanding Ixia restricted stock unit not subject to a performance-based vesting condition, whether or not vested, will be cancelled and converted into the right to receive a cash payment equal to the Merger Consideration for each share of Ixia common stock underlying such restricted stock unit. Each outstanding Ixia restricted stock unit that remains subject to a performance-based vesting condition will become earned at the target performance level and will be canceled and converted into the right to receive a cash payment equal to the Merger Consideration for each share of Ixia common stock underlying such restricted stock unit. Prior to the effective time of the Merger, any amounts credited to the accounts of participants in Ixia’s employee stock purchase plan (the “ESPP”) will be used to purchase shares of Ixia common stock, and each such share shall then be converted into the right to receive a cash payment equal to the Merger Consideration.

2.	Description of the Equity Offering and Financing Activities

In connection with the Merger, Keysight is expected to incur approximately $1.3 billion principal amount of new indebtedness (the “Financing”) in the form of (1) unsecured senior debt financing (the “Debt Financing”), (2) amounts drawn on Keysight’s existing unsecured revolving credit facility (the “Revolving Credit Facility”) and (3) a senior unsecured term loan facility (the “Term Loan Facility”). Proceeds from the Financing will be used to (i) finance the Merger and (ii) pay fees and expenses related to the Merger and the Financing (collectively, the “Merger Payments”). Additionally, Keysight expects to issue shares of its common stock, par value $0.01 per share (the “Common Stock”), to outside investors to finance a portion of the Merger (however, this offering is not contingent on the consummation of the Merger). Keysight may also draw amounts on a 364-day bridge loan facility (the “Bridge Facility”) in the case that its existing balance sheet cash and the net proceeds from the contemplated Financing and equity offering are less than the total amount required to be paid in connection with the Merger. Keysight does not currently expect that amounts drawn from the Bridge Facility will be necessary to finance the Merger and no adjustment for borrowings under the Bridge Facility has been reflected in the unaudited pro forma condensed combined financial information.

Keysight expects to obtain approximately $700 million of unsecured senior debt financing to finance a portion of the Merger Payments. However, in the event we are unable to obtain such Debt Financing prior to the closing of the Merger, we have obtained committed financing in the form of a senior unsecured bridge loan commitment as described below.

On February 15, 2017, Keysight entered into an amended and restated revolving credit agreement (the “Amended and Restated Credit Agreement”), by and among Keysight, certain lenders party thereto and Citibank, N.A., as administrative agent, which amended and restated in its entirety Keysight’s existing credit agreement. The Amended and Restated Credit Agreement provides for, among other things, the $450 million five-year unsecured Revolving Credit Facility that will expire on February 15, 2022, subject to extension under certain circumstances described therein. In addition, the Amended and Restated Credit Agreement permits Keysight, subject to certain customary conditions, on one or more occasions to request to increase the total commitments under the Revolving Credit Facility by up to $150 million in the aggregate. Keysight may borrow up to $170 million under the Revolving Credit Facility to finance a portion of the Merger Payments. The Revolving Credit Facility bears interest at LIBOR plus a margin ranging from 1.000% to 1.650% based on Keysight’s credit rating.

On February 15, 2017, Keysight entered into a term credit agreement (the “Term Credit Agreement”), by and among Keysight, certain lenders party thereto and Goldman Sachs Bank USA, as administrative agent. The Term Credit Agreement provides for the three-year $400 million delayed draw senior unsecured Term Loan Facility. The Term Loan Facility will be available to Keysight upon the closing of the Merger, subject to certain other customary conditions. The Term Loan Facility is intended to be used to finance, in part, the Merger, the payment of fees and expenses related thereto. The Term Loan Facility bears interest at LIBOR plus a margin ranging from 1.125% to 2.000% based on Keysight’s credit rating. The commitments under the Term Loan Facility automatically terminate on the first to occur of (a) the consummation of the Merger without the borrowing of any loans under the Term Loan Facility, (b) the termination of the Merger Agreement in accordance with its terms or (c) 5:00 p.m., Eastern time, on October 30, 2017.

In connection with Keysight’s entry into the Merger Agreement, Keysight has entered into a commitment letter, pursuant to which certain lenders have agreed to provide a senior unsecured 364-day Bridge Facility of up to $1.28 billion (after giving effect to a dollar-for-dollar reduction of the commitment upon our entry into the Term Loan Facility) in the aggregate for the purpose of providing the financing necessary to pay a portion of the Merger Payments. The Bridge Loan Commitment will be further reduced on a dollar-for-dollar basis by, among other things, the net proceeds of the Financing and the equity offering completed prior to the consummation of the Merger.

3.	Basis of Preparation

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, with Keysight being the accounting acquirer, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and based on the historical consolidated financial statements of Keysight and Ixia. Under ASC 805, all of the assets acquired and liabilities assumed in a business combination are recognized at their assumed merger date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of the merger consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. Acquired in-process research and development (“IPR&D”) is recorded at fair value as an indefinite-lived intangible asset at the assumed merger date until the completion or abandonment of the associated research and development efforts. Upon completion of development, acquired IPR&D assets are considered amortizable, finite-lived assets.

The allocation of the respective purchase consideration of the Merger depends upon certain estimates and assumptions, all of which are preliminary. The allocation of the purchase consideration has been made for the purpose of developing the unaudited pro forma condensed combined financial information. Keysight has not completed the detailed valuation work necessary to finalize the required estimated fair values of Ixia’s assets to be acquired and liabilities to be assumed and the related allocation of purchase price. The final allocation of the purchase price will be determined after the Merger is completed and after completion of an analysis to determine the estimated net fair value of Ixia’s assets and liabilities. This final valuation will be based on the actual net tangible and intangible assets of Ixia existing at the Merger date. The final valuation may materially change the allocation of purchase consideration, which could materially affect the fair values assigned to the assets and liabilities and could result in a material change to the unaudited pro forma condensed combined financial information.

The pro forma adjustments represent Keysight management’s best estimates and are based upon currently available information and certain assumptions that Keysight believes are reasonable under the circumstances. Keysight is not aware of any material transactions between Keysight and Ixia (prior to the Merger Agreement Date) during the periods presented, hence adjustments to eliminate transactions between Keysight and Ixia have not been reflected in the unaudited pro forma condensed combined financial information.

Upon consummation of the Merger, Keysight will perform a comprehensive review of Ixia’s accounting policies. As a result of the review, Keysight may identify differences between the accounting policies of the two companies which, when conformed, could have a material impact on the combined financial information. Based on its initial analysis, Keysight did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information assumes there are no differences in accounting policies.

The pro forma financial information is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company. The unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the Merger, the costs to integrate the operations of Keysight and Ixia or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

Notes to Unaudited Pro Forma Adjustments

4.	Reclassification Adjustments

The accounting policies used in the preparation of this unaudited pro forma condensed combined financial information are those set out in Keysight’s consolidated financial statements as of and for the year ended October 31, 2016. With the information currently available, Keysight has determined that no significant adjustments are necessary to conform Ixia’s consolidated financial statements to the accounting policies used by Keysight in the preparation of the unaudited pro forma condensed combined financial information. Certain reclassification adjustments have been made to Ixia’s historical consolidated balance sheet as of December 31, 2016 and consolidated results of operations for the three months and year ended December 31, 2016 and for the three months ended December 31, 2015 to conform to Keysight’s presentation.

The pro forma financial information may not reflect all reclassifications necessary to conform Ixia’s presentation to that of Keysight due to limitations on the availability of information as of the date of this document. Accounting policy differences and additional reclassification adjustments may be identified as more information becomes available.

5.	Calculation of Estimated Merger Consideration and Preliminary Purchase Price Allocation

Estimated Merger Consideration

The estimated Merger Consideration has been calculated based on the number of outstanding shares of Ixia common stock as of the Merger Agreement Date. The fair value of the Merger Consideration expected to be transferred on the closing date of the Merger includes the value of the estimated cash consideration and the value of outstanding stock-based compensation awards settled in connection with the Merger related to pre-Merger service periods. Additionally, in accordance with the Merger Agreement, amounts credited to the accounts of participants in Ixia’s ESPP will be used to purchase shares of Ixia common stock, and then be converted into the right to receive the Merger Consideration. The calculation of the Merger Consideration is as follows:

Estimated Merger Consideration:

	(in millions except share and per share data)
Shares of Ixia’s common stock outstanding as of the Merger Agreement	82,638,310
Cash consideration per share to common stockholders as per Merger Agreement	$19.65

Estimated cash consideration to Ixia’s common stockholders	$1,624
Estimated cash consideration for Ixia’s outstanding stock-based compensation awards	53	(1)
Estimated cash consideration for shares purchased under Ixia’s ESPP	4	(2)

Total estimated Merger Consideration	$1,681	(3)

(1)	Excludes $33 million paid to redeem certain of Ixia’s outstanding unvested stock-based compensation awards as of the date of the Merger Agreement which were determined to relate to post-Merger service periods and will be expensed in Keysight’s post-Merger financial statements. Amounts related to Ixia’s outstanding unvested stock-based compensation awards were allocated between Merger Consideration and post-Merger stock-based compensation expense based on an analysis of the total and remaining service periods related to the settled awards. Amounts related to post-Merger service periods were excluded from the pro forma statements of operations as they were determined not to have a continuing effect.
(2)	Reflects the redemption of Ixia common stock purchased with amounts accrued in the accounts of participants in Ixia’s ESPP. Such amounts totaled $2 million as of December 31, 2016 and purchase accounting adjustment is reflected in employee compensation and benefits.
(3)	Excludes $35 million expected to be paid in connection with the paydown of Ixia’s historical debt.

Preliminary Purchase Price Allocation

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of Ixia are recorded at the Merger date fair values and added to those of Keysight. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the Merger. The final determination of the purchase price allocation, upon the consummation of the Merger, will be based on Ixia’s net assets acquired as of the date of the Merger and will depend on a number of factors that cannot be predicted with any certainty at this time. Therefore, the actual allocations will differ from the pro forma adjustments presented. The allocation is dependent upon certain valuation and other studies that have not yet been completed. Accordingly, the pro forma purchase price allocation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed. There can be no assurances that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below.

The following table sets forth a preliminary allocation of the estimated Merger Consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of Ixia based on Ixia’s December 31, 2016 consolidated balance sheet, with the excess recorded as goodwill (amounts in millions):

Preliminary allocation of Estimated Merger Consideration:

Book value of Ixia’s net assets as of the pro forma Merger date	$511
Adjustments to historical net book value:
Inventory	83	7[a]
Property, plant and equipment	15	7[b]
Intangible assets	667	7[c]
Long-term deferred tax assets	(9)	7[d]
Employee compensation and benefits	2	[5]
Other accrued liabilities	1	7[e]
Deferred revenue	66	7[f]
Long-term deferred revenue	18	7[f]
Other long-term liabilities	(267)	7[d]; 7[e]

Adjusted book value of Ixia’s net assets as of the pro forma Merger date	1,087

Adjustment to goodwill	594	[5]
Historical goodwill of Ixia	339

Goodwill attributable to the Merger	$933

Goodwill represents the excess of the preliminary estimated Merger Consideration over the fair value of the underlying net assets acquired. Goodwill is not amortized but instead is reviewed for impairment at least annually, absent any indicators of impairment. Goodwill is attributable to planned growth in new markets and synergies expected to be achieved from the combined operations of Keysight and Ixia. Goodwill recorded in the Merger is not expected to be deductible for tax purposes.

The pro forma historical net book value adjustments and goodwill adjustment as shown above are further described in Note 7 of Notes to Unaudited Pro Forma Condensed Combined Financial Information.

6.	Financing Adjustments

(a)	In connection with the Merger, Keysight expects to issue $444 million in additional equity (inclusive of the full exercise by the underwriters of their option to purchase 1.6 million shares of Common Stock), which represents the expected proceeds of the offering, net of $16 million in equity offering costs, of the approximately 12 million shares of Common Stock expected to be offered as part of the financing of the Merger. Each $1.00 increase (decrease) in the assumed public offering price of $38.02 per share, the last reported sale price of the Common Stock on March 9, 2017, would (decrease) increase the number of shares of Common Stock to be issued by Keysight by approximately (0.3 million) and approximately 0.3 million, respectively, assuming the aggregate dollar amount of shares of Common Stock offered by Keysight remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by Keysight. If the amount of the gross proceeds received from the sale of Common Stock is less than $444 million, we expect to use additional cash or incur additional debt to fund the difference.

(b)	To record the proceeds, net of deferred financing fees and record the corresponding current and long-term debt related to the planned Financing to fund the Merger. The following table summarizes the borrowings and other debt expected to be incurred in the Financing:

	Principal Amount	Blended Interest Rate	Deferred Financing Cost		Net Proceeds	Term	Long-Term Debt
	(in millions, except interest rates and terms)
Unsecured Debt Financing	$700	5.33%	4		$696	5-10 Years	$696
Revolving Credit Facility	170	2.36%	—		170	5 Years	170
Term Loan Facility	400	2.60%	1		399	3 Years	399

	$1,270		$5	(1)	$1,265		$1,265

(1)	Excludes $8.0 million of financing costs related to the Bridge Facility. Such amounts will be expensed upon the completion of the Merger if the Company does not draw on the Bridge Facility. This amount has been excluded from the pro forma statements of operations as it has been determined not to have a continuing effect.

(c)	To record the estimated incremental interest expense and amortization of deferred financing costs under the new Financing.

	Pro Forma Year Ended October 31, 2016	Pro Forma Three Months Ended January 31, 2017	Pro Forma Three Months Ended January 31, 2016
	(in millions)
Interest expense on new Financing	$51	$13	$13
Amortization of deferred financing costs on new Financing	1	—	—

Pro forma adjustment	$52	$13	$13

For pro forma purposes, the interest expense adjustments have been calculated using the assumed weighted average interest rates. A sensitivity analysis on interest expense for the year ended October 31, 2016 and the three month periods ended January 31, 2017 and 2016 has been performed to assess the effect of a change of 0.125% of the hypothetical interest rate would have on the new variable-rate debt financings. The increase or decrease in interest expense following the hypothetical change in the interest rate of 0.125% for the pro forma statements of operations for the year ended October 31, 2016 and the three months ended January 31, 2017 and 2016 would be approximately $0.7 million, $0.2 million and $0.2 million, respectively.

7.	Purchase Accounting Adjustments

(a)	Represents the adjustment necessary to state inventories acquired as of the pro forma Merger date to their preliminary estimated fair value. The valuation approaches used in the preliminary assessment of the fair value of inventories were the replacement cost approach and the comparative sales method approach. The fair value adjustment to inventory was excluded from the pro forma condensed combined statements of operations as it was determined not to have a continuing effect.

(b)	The table below indicates the estimated fair values of each of the property, plant and equipment and the related estimated useful lives:

	Preliminary Estimated Asset Fair Value	Weighted Average Useful Life (Years)	Estimated Depreciation Expense for the Year Ended October 31, 2016	Estimated Depreciation Expense for the Three Months Ended January 31, 2017	Estimated Depreciation Expense for the Three Months Ended January 31, 2016
	(in millions, except useful lives)
Buildings and leasehold improvements	$11	5	$2	$1	$1
Machinery and test equipment	41	3	15	3	4

	52		$17	$4	$5

Less: Net property and equipment reported on Ixia’s historical financial statements	37

Pro forma adjustment	$15

The valuation approaches used in the preliminary assessment of the fair value of the property, plant and equipment were the sales comparison approach and the cost approach for owned real property and personal property, respectively.

The adjustments to depreciation expense related to property, plant and equipment are as follows:

	Pro Forma Year Ended October 31, 2016
	Cost of Products	Cost of Services and Other	Research and Development	Selling, General and Administrative
	(in millions)
Estimated pro forma depreciation expense	$1	$—	$7	$9
Less: Ixia historical depreciation expense	1	—	7	9

Pro forma adjustment	$—	$—	$—	$—

	Pro Forma Three Months Ended January 31, 2017
	Cost of Products	Cost of Services and Other	Research and Development	Selling, General and Administrative
	(in millions)
Estimated pro forma depreciation expense	$1	$—	$1	$2
Less: Ixia historical depreciation expense	1	—	2	2

Pro forma adjustment	$—	$—	$(1)	$—

	Pro Forma Three Months Ended January 31, 2016
	Cost of Products	Cost of Services and Other	Research and Development	Selling, General and Administrative
	(in millions)
Estimated pro forma depreciation expense	$1	$—	$2	$2
Less: Ixia historical depreciation expense	1	—	2	2

Pro forma adjustment	$—	$—	$—	$—

The amount of depreciation expense related to property, plant and equipment is based on the estimated remaining useful lives of the assets and is calculated on a straight-line basis. Depreciation expense is allocated among cost of products, cost of services and other, research and development and selling, general and administrative expenses based upon the nature of activities associated with the property, plant and equipment acquired.

(c)	The table below indicates the estimated fair values of each of the identifiable intangible assets and the related estimated useful life:

	Preliminary Estimated Asset Fair Value	Weighted Average Useful Life (Years)	Estimated Amortization Expense for the Year Ended October 31, 2016	Estimated Amortization Expense for the Three Months Ended January 31, 2017	Estimated Amortization Expense for the Three Months Ended January 31, 2016
		(in millions, except useful lives)
Developed product technology	$387	6	$64	$16	$16
In-process research and development	41	n/a	n/a	n/a	n/a
Customer relationships	275	8	34	9	9
Tradenames and trademarks	28	5	6	1	1
Other	2	5	—	—	—

	733		$104	$26	$26

Less: Net intangible assets reported on Ixia’s historical financial statements	66

Pro forma adjustment	$667

Preliminary identifiable intangible assets consist of anticipated intangibles derived from developed technology, IPR&D, customer relationships, tradenames and trademarks, and other intangibles. IPR&D will be accounted for as an indefinite-lived intangible asset until the underlying projects are completed or abandoned. The adjustment to intangible assets records identifiable intangible assets acquired at their fair value based on preliminary estimates. For purposes of estimating the fair values of the intangible assets, benchmarking information, publicly available information as well as a variety of other assumptions, including market participant assumptions, were used.

The amortization related to these amortizable identifiable intangible assets is reflected as a pro forma adjustment in the unaudited pro forma condensed combined statements of operations as further described below. The identifiable intangible assets and related amortization are preliminary and are based on management’s estimates after consideration of similar transactions as well as based on an analysis of the net present value of the projected cash flows for Ixia, inclusive of what were deemed to be market participant synergies, over the estimated useful lives of the intangible assets of Ixia. As discussed above, the amount that will ultimately be allocated to identifiable intangible assets and liabilities, and the related amount of amortization, may differ materially from this preliminary allocation. In addition, the periods the amortization impacts will ultimately be based upon the periods in which the associated economic benefits or detriments are expected to be derived or, where appropriate, based on the use of a straight-line method. Therefore, the amount of amortization following the closing of the Merger may differ significantly between periods based upon the final value assigned and amortization methodology used for each identifiable intangible asset. Amortization expense is allocated between cost of products and selling, general and administrative based upon the nature of activities associated with the identifiable assets. Developed technology is amortized to costs of products, while amortization of other assets is allocated to selling, general and administrative.

The adjustment for the amortization expense related to the identifiable intangible assets is as follows:

	Pro Forma Year Ended October 31, 2016
	Cost of Products	Selling, General and Administrative
	(in millions)
Estimated pro forma amortization expense	$64	$40
Less: Ixia historical amortization expense	—	39

Pro forma adjustment	$64	$1

	Pro Forma Three Months Ended January 31, 2017
	Cost of Products	Selling, General and Administrative
	(in millions)
Estimated pro forma amortization expense	$16	$10
Less: Ixia historical amortization expense	—	10

Pro forma adjustment	$16	$—

	Pro Forma Three Months Ended January 31, 2016
	Cost of Products	Selling, General and Administrative
	(in millions)
Estimated pro forma amortization expense	$16	$10
Less: Ixia historical amortization expense	—	10

Pro forma adjustment	$16	$—

(d)	Reflects adjustments to deferred taxes resulting from pro forma fair value adjustments of certain acquired assets. The statutory tax rate was applied, as appropriate, to each adjustment based on the jurisdiction in which the adjustment is expected to occur. This estimate of deferred income tax assets and liabilities is preliminary and is subject to change based upon Keysight’s final determination of the fair value of assets acquired and liabilities assumed by jurisdiction.

(e)	Reflects the elimination of Ixia’s current and non-current deferred rent liability as a purchase accounting adjustment.

(f)	Reflects the adjustment to reflect Ixia’s current and non-current deferred revenue at fair value. As this adjustment is expected to have a continuing impact on the combined results, appropriate adjustments have been reflected in revenue in the unaudited pro forma condensed combined statements of operations.

(g)	Reflects the elimination of Ixia’s historical common stock, additional paid-in capital and accumulated other comprehensive loss.

(h)	The following table summarizes the pro forma adjustments to retained earnings:

(in millions)
Elimination of historical Ixia retained earnings	$60
Amounts paid to redeem Ixia’s outstanding unvested stock-based compensation awards related to post-Merger service periods	33
Estimated Merger costs (Note 8)(1)	36

Pro forma adjustment	$129

(1)	Excludes $8.0 million of financing costs related to the Bridge Facility. See note 6(b).

(i)	Reflects the paydown of existing Ixia debt and accrued interest, and the elimination of historical Ixia expense.

8.	Merger Related Costs

The pro forma adjustment related to Merger costs of $39 million reflects the payment of $3 million accrued in accounts payable and other accrued liabilities by Keysight and Ixia in connection with the Merger that were reflected in each of the historical balance sheets, as well as $36 million of additional costs expected to be incurred by Keysight and Ixia in connection with the Merger that were not yet accrued in the historical balance sheets. These Merger-related costs were excluded from the pro forma statements of operations, as they are not expected to have a continuing impact on the combined results. Additionally, the pro forma statements of operations include adjustments to reverse such Merger-related costs that were reflected in the historical results of Keysight and Ixia.

9.	Income Tax Effects of Pro Forma Adjustments

A blended federal and state statutory tax rate of 38.9% has been used for the pro forma adjustments. The effective tax rate of the combined company could be significantly different depending on post-Merger activities, including repatriation decisions, cash needs and the geographical mix of income.

10.	Earnings per Share

Pro forma earnings per common share are based on historical Keysight weighted average shares outstanding, adjusted to assume the shares of Common Stock estimated to be issued by Keysight in the equity offering described above were outstanding for the entire periods presented.

	Pro Forma Year Ended October 31, 2016	Pro Forma Three Months Ended January 31, 2017	Pro Forma Three Months Ended January 31, 2016
	(in millions)
Calculation of Pro Forma Shares used in Basic Earnings per Share
Keysight historical shares used in computing basic earnings per share	170	171	171
Pro forma adjustments:
Estimated shares of Keysight’s stock issued in equity offering	12	12	12

Pro forma shares used in computing basic earnings per share	182	183	183

	Pro Forma Year Ended October 31, 2016	Pro Forma Three Months Ended January 31, 2017	Pro Forma Three Months Ended January 31, 2016
	(in millions)
Calculation of Pro Forma Shares used in Diluted Earnings per Share
Keysight historical shares used in computing diluted earnings per share	172	173	172
Pro forma adjustments:
Estimated shares of Keysight’s stock issued in equity offering	12	12	12

Pro forma shares used in computing diluted earnings per share	184	185	184